Exhibit 10.2

FORM OF DIRECTOR SUPPORT AGREEMENT

THIS DIRECTOR SUPPORT AGREEMENT (this “Support Agreement”) is made and entered into as of July 25, 2019 (the “Execution Date”), by and among South Plains Financial, Inc., a Texas corporation (“SPFI”), City Bank, a Texas banking association (“City Bank”), West Texas State Bank, a Texas banking association (“WTSB”), and ____________________, an individual resident of the State of Texas (the “Undersigned”).  Terms with their initial letters capitalized and not otherwise defined herein have the meanings given to them in the Agreement (as defined below).

RECITALS

WHEREAS, the Undersigned is a director of WTSB;

WHEREAS, concurrently with the execution of this Support Agreement, SPFI, a wholly-owned subsidiary of SPFI (“Merger Sub”), City Bank and WTSB are entering into that certain Agreement and Plan of Merger, dated as of the date hereof (as such agreement may be amended or supplemented from time to time, the “Agreement”), pursuant to which SPFI will acquire for cash all of the issued and outstanding common shares, par value $5.00 per share, of WTSB (the “WTSB Stock”) and any rights to acquire shares of WTSB Stock through the merger of Merger Sub with and into WTSB, with WTSB surviving the merger (the “Merger”), and which further contemplates that WTSB and City Bank will be combined through a bank-level merger, with City Bank continuing as the surviving entity, pursuant to a separate agreement and plan of merger (the “Bank Merger”);

WHEREAS, the term “WTSB” as used in this Support Agreement with respect to time periods after the Effective Time shall mean SPFI and City Bank, as successor to WTSB in the Merger and the Bank Merger;

WHEREAS, the Undersigned, as a director of WTSB, has had access to certain Confidential Information (as defined below), including, without limitation, information concerning WTSB’s business and the relationships between WTSB, its vendors and customers, and WTSB’s status and relationship with peer institutions that compete with SPFI, City Bank, and WTSB, and has had access to trade secrets, customer goodwill and proprietary information of WTSB and its business that constitute a substantial asset to be acquired by SPFI and City Bank; and

WHEREAS, the Undersigned recognizes that SPFI’s and City Bank’s willingness to enter into the Agreement is dependent on the Undersigned entering into this Support Agreement (including the anti-piracy/non-solicitation/non-competition covenants below) and, therefore, this Support Agreement is incident thereto.

NOW, THEREFORE, for the new Confidential Information the Undersigned will be provided, training that is expected to be made available to the Undersigned and for other good and valuable consideration contained herein and in the Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.           Director Support.  The Undersigned agrees to use his or her best efforts to refrain from harming the goodwill and business relationships of SPFI, City Bank, WTSB and their respective subsidiaries, and their respective customer and client relationships during the term of this Support Agreement.

2.          Non-Disclosure Obligations.  The Undersigned agrees that he or she will not make any unauthorized disclosure, directly or indirectly, of any Confidential Information of SPFI, City Bank or WTSB to third parties, or make any use thereof, directly or indirectly for the benefit of anyone other than SPFI, City Bank, WTSB or any of their affiliates.  The Undersigned also agrees that he or she shall deliver promptly to SPFI, City Bank or WTSB at any time at its reasonable request, without retaining any copies, all documents and other material in the Undersigned’s possession at that time that contain any Confidential Information of, or property belonging to, SPFI, City Bank or WTSB, or Confidential Information or other information regarding third parties learned in such person’s position as a director, officer, employee or shareholder of WTSB.

For purposes of this Support Agreement, “Confidential Information” means and includes WTSB’s confidential and/or proprietary information and/or trade secrets that have been and/or will be developed or used by WTSB during Director’s tenure as a director of WTSB and that cannot be obtained readily by third parties from outside sources.  Confidential Information includes, but is not limited to, the:  information regarding past, current and prospective customers and investors and business affiliates, employees, contractors, and the industry not generally known to the public; strategies, methods, books, records, and documents; technical information concerning products, equipment, services, and processes; procurement procedures, pricing, and pricing techniques, including contact names, services provided, pricing, type and amount of services used; financial data; pricing strategies and price curves; positions; plans or strategies for expansion or acquisitions; budgets; research; financial and sales data; trading methodologies and terms; communications information; evaluations, opinions and interpretations of information and data; marketing and merchandising techniques; electronic databases; models and the output from same; specifications; computer programs; contracts; bids or proposals; technologies and methods; training methods and processes; organizational structure; personnel information, including compensation and bonuses; payments or rates paid to consultants or other service providers; other such confidential or proprietary information; and notes, analysis, compilations, studies, summaries, and other material prepared by or for WTSB containing or based, in whole or in part, on any information included in any of the foregoing.  The term “Confidential Information” does not include any information that (a) at the time of disclosure or thereafter is generally available to and known to the public, other than by a breach of this Support Agreement by the disclosing party; (b) was available to the disclosing party, prior to disclosure by SPFI, City Bank or WTSB, as applicable, on a non-confidential basis from a source other than the Undersigned and is not known by the Undersigned, after reasonable investigation, to be subject to any fiduciary, contractual or legal obligations of confidentiality; or (c) was independently acquired or developed by the Undersigned without violating any obligations of this Support Agreement.  The Undersigned acknowledges that SPFI’s, City Bank’s and WTSB’s respective businesses are highly competitive, that this Confidential Information constitutes valuable, special and unique assets to be acquired by SPFI and City Bank in the Merger and constitutes existing valuable, special and unique assets held by WTSB pre-Merger, and that protection of such Confidential Information against unauthorized disclosure and use is of critical importance to SPFI and City Bank.

3.           Non-Competition Obligations.  The Undersigned agrees that, for the period beginning on the Execution Date and continuing until the date that is two (2) years after the Effective Time of the Merger (the “Non-Competition Period”), the Undersigned will not, except as a director or officer of WTSB prior to the Effective Time of the Merger or as set forth on Schedule A hereto, in any capacity, directly or indirectly:

(a)         compete or engage, anywhere in the geographic area comprised of the sixty (60) mile radius surrounding the locations of WTSB before the Effective Time or, following the Effective Time, the locations of City Bank banking centers that were formerly locations of WTSB (the “Market Area”), in a business as a federally insured depository institution;

(b)        take any action to invest in, own, manage, operate, control, participate in, be employed or engaged by, be a director of, or otherwise be connected in any manner with any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or governmental body (each, a “Person”) engaging in a business similar to that of SPFI, City Bank, or WTSB anywhere within the Market Area.  Notwithstanding the foregoing, the Undersigned is permitted hereunder to own, directly or indirectly, up to one percent (1.0%) of the issued and outstanding securities of any publicly traded financial institution conducting business in the Market Area;

(c)          (i)  call on, service, solicit or respond to inquiries for competing business from customers of SPFI, City Bank, or WTSB or any of their respective affiliates if, within the twelve (12) months before the Execution Date, the Undersigned, through his or her role as a Director of WTSB, had or made contact with the customer, or obtained information and files about the customer, or (ii) interfere with or damage (or attempt to interfere with or damage) any relationship between SPFI, City Bank or WTSB or any of their respective affiliates and any such customer; or

(d)         call on, solicit, induce or respond to inquiries to or from any employee of WTSB whom the Undersigned, through his or her role as a Director of WTSB, had contact with, knowledge of, or association with in the course of service with WTSB (whether as an employee or a contractor) to terminate his or her employment from or contract with SPFI, City Bank or WTSB or any of their respective affiliates, or assist any other Person in such activities;

provided, however, that the restrictions in the foregoing (c) and (d) will not prohibit the Undersigned from making any general solicitation for customers or employees or publicly advertised employment opportunities (including through employment agencies) or from responding to inquiries made in response to any such general solicitation.

The Undersigned may not avoid the purpose and intent of this Section 3 by engaging in conduct within the Market Area from a remote location through means such as telecommunications, written correspondence, computer generated or assisted communications or other similar methods.

4.           Non-Competition Covenant Reasonable.  The Undersigned acknowledges that the restrictions imposed by this Support Agreement are legitimate, reasonable and necessary to protect SPFI’s and City Bank’s acquisition of WTSB and the goodwill and business prospects thereof.  The Undersigned acknowledges that the scope and duration of the restrictions contained herein are reasonable in light of the time that the Undersigned has been engaged in the business of WTSB and the Undersigned’s relationship with the customers of WTSB.  The Undersigned further acknowledges that the restrictions contained herein are not burdensome to the Undersigned in light of the other opportunities that remain open to the Undersigned.  Moreover, the Undersigned acknowledges that he or she has and will have other means available to him or her for the pursuit of his or her livelihood after the Effective Time of the Merger.

5.           Consideration.  In consideration for the above obligations of the Undersigned, in addition to those matters set forth in the Recitals to this Support Agreement, WTSB agrees to provide the Undersigned with access to new Confidential Information and training relating to WTSB’s business, which will become SPFI’s and City Bank’s business after the Effective Time of the Merger and the Bank Merger, in a greater quantity and/or expanded nature than that already provided to the Undersigned.  The Undersigned also will have access to, or knowledge of, new Confidential Information of third parties, such as actual and potential customers, suppliers, partners, joint venturers, investors, financing sources, etc., of WTSB prior to the Merger.

6.           Injunctive Relief and Additional Remedies.  The Undersigned acknowledges that the injury that would be suffered by SPFI, City Bank or WTSB as a result of a breach of the provisions of this Support Agreement (including any provision of Section 3) would be irreparable and that an award of monetary damages to SPFI, City Bank or WTSB, as the case may be, for such a breach would be an inadequate remedy.  Consequently, each of SPFI, City Bank and WTSB shall have the right, in addition to any other rights it may have, to seek specific performance and injunctive relief to restrain any proposed or actual breach or threatened breach or otherwise to specifically enforce any provision of this Support Agreement.  Such equitable remedies are in addition to the right to obtain damages and attorney’s fees, and, notwithstanding SPFI’s, City Bank’s or WTSB’s, as the case may be, right to so seek damages, the Undersigned waives any defense that an adequate remedy for SPFI, City Bank or WTSB, as the case may be, exists under law.  If the Undersigned, on the one hand, or SPFI, City Bank or WTSB, on the other hand, must bring suit to enforce this Support Agreement, the prevailing party shall be entitled to recover its attorneys’ fees and costs related thereto.

7.           Extension of Restrictive Covenant Period.  In the event that SPFI, City Bank or WTSB shall file a lawsuit in any court of competent jurisdiction alleging a breach of Section 3 by the Undersigned and SPFI, City Bank or WTSB is successful on the merits of such lawsuit, then any time period set forth in this Support Agreement including the time periods set forth in Section 3, will be extended one month for each month the Undersigned was in breach of this Support Agreement during such litigation, so that SPFI, City Bank or WTSB, as the case may be, is provided the benefit of the full Non-Competition Period after seeking relief.

8.           Effectiveness of this Support Agreement.  This Support Agreement shall become effective on the Execution Date.  This Support Agreement shall automatically terminate and be of no further force or effect if the Agreement (once executed) is terminated in accordance with its terms and the Merger does not occur.

9.           Waiver; Amendment.  The rights and remedies of the parties hereto are cumulative and not alternative.  Any party may unilaterally waive a right which is solely applicable to it.  Such action will be evidenced by a signed written notice.  Neither the failure nor any delay in exercising any right, power or privilege under this Support Agreement by any party hereto will operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver of any party of any right or remedy on any one occasion will not be construed as a bar to any right or remedy that such party would otherwise have on any future occasion or to any right or remedy that any other party may have hereunder.  This Support Agreement may be amended, modified or supplemented only by an instrument in writing executed by each of the parties hereto.

10.         Notices.  All notices, consents, waivers and other communications required or permitted to be given under this Support Agreement shall be in writing and shall be deemed to have been duly given if delivered in person, mailed by first class mail (postage prepaid) or sent by email, courier or personal delivery to the parties hereto at the following addresses unless by such notice a different address shall have been designated:

If to SPFI or City Bank:

Mr. Curtis C. Griffith
Chairman and CEO
South Plains Financial, Inc.
5219 City Bank Parkway
Lubbock, Texas  79407
Facsimile:  (806) 791-5331
Electronic mail: cgriffith@city.bank
With a copy (which shall not constitute notice) to:

Mrs. Heather A. Eastep
Hunton Andrews Kurth LLP
2200 Pennsylvania Avenue NW
Washington, DC  20037
Facsimile:  (202) 778-2201
Electronic mail: heastep@HuntonAK.com

If to WTSB:

Mr. R. Jay Phillips
Chairman and CEO
West Texas State Bank
1501 West University Boulevard
Odessa, Texas  79764
Facsimile: (434) 570-8728
Electronic mail: rjayphillips@wtstatebk.com

With a copy (which shall not constitute notice) to:

Mr. Sanford M. Brown
Alston & Bird LLP
2200 Ross Avenue
Suite 2300
Dallas, Texas  75201
Facsimile: (214) 922-3899
Electronic mail: Sanford.brown@alston.com

If to the Undersigned:

At the address set forth on the Undersigned’s signature page hereto.

All notices sent by mail as provided above shall be deemed delivered three (3) days after deposit in the mail, all notices sent by courier as provided above shall be deemed delivered one (1) day after being sent and all notices sent by email shall be deemed delivered upon confirmation of receipt.  All other notices shall be deemed delivered when actually received.  Any party to this Support Agreement may change its address for the giving of notice specified above by giving notice as provided herein.  Notices permitted to be sent via email shall be deemed delivered only if sent to such persons at such email addresses as may be set forth in writing (and confirmation of receipt is received by the sending party).

11.         Successors and Assigns.  This Support Agreement shall be binding upon and shall inure to the benefit of SPFI, City Bank, WTSB and their respective successors and assigns, including, without limitation, any successor by merger, consolidation or stock purchase of SPFI, City Bank, WTSB and any Person that acquires all or substantially all of the assets of SPFI, City Bank or WTSB.

12.         Governing Law; Jurisdiction.  THIS SUPPORT AGREEMENT IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD FOR CONFLICT OF LAWS PRINCIPLES THEREOF.  ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS VOTING AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MUST BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS, COUNTY OF ECTOR, OR, IF IT HAS OR CAN ACQUIRE JURISDICTION, IN THE U.S. DISTRICT COURT FOR THE WESTERN DISTRICT OF TEXAS (MIDLAND-ODESSA DIVISION), AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURT IN ANY SUCH SUIT, ACTION OR OTHER PROCEEDING.

13.        Entire Agreement.  This Support Agreement, together with the Agreement and the agreements contemplated thereby, embody the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein.  This Support Agreement supersedes all prior agreements and understandings among the parties hereto with respect to such subject matter contained herein.  In the event of a conflict between the terms of this Support Agreement and the terms of the Agreement, the terms of the Agreement shall control.

14.         No Third-Party Beneficiaries.  Nothing contained in this Support Agreement, express or implied, is intended to confer upon any persons, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Support Agreement.

15.         Severability.  If any provision of this Support Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Support Agreement will remain in full force and effect.  Any provision of this Support Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.  If any restriction in this Support Agreement is held invalid or unenforceable by any court of competent jurisdiction, it is the intention of the parties hereto that the restrictions be reformed by such court in such a manner that protects the business and Confidential Information of SPFI, City Bank and WTSB to the maximum extent permissible.

16.         Representation by Counsel; Interpretation.  Each party hereto acknowledges that it has had the opportunity to be represented by counsel in the negotiation, preparation and execution of this Support Agreement and the transactions contemplated hereby.  Accordingly, any rule of law, including, but not limited to, the doctrine of contra proferentem, or any legal decision which would require interpretation of any claimed ambiguities in this Support Agreement against the drafting party has no application and is expressly waived.  The provisions of this Support Agreement shall be interpreted in a reasonable manner to effect the intent of the parties hereto.

17.         Section Headings, Construction.  The headings of Sections in this Support Agreement are provided for convenience only and will not affect its construction or interpretation.  All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Support Agreement unless otherwise specified.  All words used in this Support Agreement will be construed to be of such gender or number, as the circumstances require.  Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

18.         Counterparts.  For the convenience of the parties hereto, this Support Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original but all of which shall constitute one and the same instrument.  An email or electronic scan in “.pdf” format of a signed counterpart of this Support Agreement will be sufficient to bind the party or parties whose signature(s) appear thereon.

IN WITNESS WHEREOF, the undersigned have executed this Support Agreement as of the date first above written.

SOUTH PLAINS FINANCIAL, INC.

By:
Curtis C. Griffith, Chairman & Chief Executive Officer

CITY BANK

By:
Cory T. Newsom, President & Chief Executive Officer

WEST TEXAS STATE BANK

By:
R. Jay Phillips, Chairman & Chief Executive Officer

DIRECTOR

Name:

[Signature Page to Director Support Agreement]

SCHEDULE A

EXISTING CAPACITY